DIRECTORS POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:
                                                       1933 Act        1940 Act
                                                      Reg. Number    Reg. Number
    AXP Variable Portfolio-Investment Series, Inc.      2-73115       811-3218
    AXP Variable Portfolio-Managed Series, Inc.         2-96367       811-4252
    AXP Variable Portfolio-Money Market Series, Inc.    2-72584       811-3190
    AXP Variable Portfolio-Income Series, Inc.          2-73113       811-3219


hereby constitutes and appoints Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 9th day of January, 2002.


/s/ H. Brewster Atwater, Jr.              /s/ Anne P. Jones
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    H. Brewster Atwater, Jr.                  Anne P. Jones

/s/ Arne H. Carlson                       /s/ Stephen R. Lewis, Jr.
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    Arne H. Carlson                           Stephen R. Lewis, Jr.

/s/ Lynne V. Cheney                       /s/ William R. Pearce
-----------------------------             ----------------------------
    Lynne V. Cheney                           William R. Pearce

/s/ Livio D. DeSimone                     /s/ Alan K. Simpson
-----------------------------             ----------------------------
    Livio D. DeSimone                         Alan K. Simpson

/s/ Ira D. Hall                           /s/ John R. Thomas
----------------------------              ----------------------------
    Ira D. Hall                               John R. Thomas

/s/ David R. Hubers                       /s/ William F. Truscott
---------------------------               ----------------------------
    David R. Hubers                           William F. Truscott

/s/ Heinz F. Hutter                       /s/ C. Angus Wurtele
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    Heinz F. Hutter                           C. Angus Wurtele